News Release



            Bell Atlantic, GTE and ALLTEL Agree to Exchange Wireless
                            Operations in 13 States

     Agreements Clear Way for Merger of Bell Atlantic and Vodafone AirTouch
                              U.S. Wireless Assets

     Companies Sign National Roaming Agreements Covering Almost 95% of U.S.
                                   Population


Media Contacts:            Brian R. Wood        Nancy Bavec        George Smith
                           Bell Atlantic        GTE                ALLTEL
                           908-306-7901         972-507-6913       501-905-8117

Investor Relations         John Killian         George Lieb        Dan Powell
Contacts:                  Bell Atlantic        GTE                ALLTEL
                           212-395-1152         972-507-2462       501-905-8991


For Release: Feb. 1, 2000

                  NEW YORK, IRVING, Texas, and LITTLE ROCK, Ark. - Bell Atlantic (NYSE: BEL), GTE Corp. (NYSE: GTE) and ALLTEL Corp. (NYSE: AT) have signed agreements to exchange wireless interests in 13 states, better positioning all three companies for future growth.

         The agreements eliminate all of the overlapping cellular operations that would be created by the combination of Bell Atlantic and Vodafone AirTouch wireless properties announced Sept. 21. The companies reached a consent decree with the Department of Justice (DOJ) on Dec. 6 to resolve the overlaps through swaps or sales.

         Bell Atlantic and Vodafone AirTouch can now proceed with the merger of their domestic wireless operations, expected to take place this spring. The new venture will be further strengthened by the addition of GTE's wireless assets following the resolution of additional wireless overlaps related to its merger with Bell Atlantic.

                                     -more-

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Page 2/Bell Atlantic, GTE and ALLTEL

         Upon the closing of the transactions, Bell Atlantic and GTE will transfer wireless interests in 27 markets in Alabama, Arizona, Florida, Ohio, New Mexico, Texas and South Carolina, involving about 14 million POPS, or population served, and more than 1.5 million customers.

         ALLTEL will transfer interests in 42 markets in Illinois, Indiana, Iowa, Nevada, New York and Pennsylvania. ALLTEL is transferring operations covering about 6.3 million POPs and more than 700,000 customers, along with 2.6 million POPS and about 300,000 customers from minority interests.

         As a result of the swaps, the Bell Atlantic/GTE/Vodafone AirTouch venture will have a total of 223 million net POPs and 23 million customers and ALLTEL will have a total of 46 million cellular POPs and almost 5.8 million wireless customers.

         In addition to the transfer of wireless assets, ALLTEL will also pay about $600 million to Bell Atlantic, GTE and Vodafone AirTouch. The companies said they expect to complete the transactions by mid-year.

         The companies have also signed a new national "roaming" agreement, which will allow their customers to roam on each other's networks at reduced rates across a footprint that covers almost 95 percent of the U.S. population. Using a common digital technology called CDMA, they will form the nation's largest standardized digital wireless network.

         About 700 Bell Atlantic and 1,000 GTE employees will be joining ALLTEL, while about 900 ALLTEL employees will join the new Bell Atlantic/GTE/Vodafone AirTouch venture.

         "We're very pleased to have reached this agreement and proceed quickly to close our transaction with Vodafone AirTouch," said Denny Strigl, president and CEO of Bell Atlantic Mobile and designated president and CEO of the planned Bell Atlantic/GTE/Vodafone AirTouch wireless business. "Further, we strengthen our national leadership position by expanding our footprint in central Pennsylvania, the Midwest and Las Vegas."

         "This is a significant step toward our shared vision of a superior national wireless footprint," said Mark Feighner, president-GTE Wireless. "It extends our ability to provide national single rate price plans covering virtually the entire U.S. population. In addition, I'm confident that the transition of properties involved will be as seamless as possible for both customers and employees. While preparing for that transition we will continue to focus on market growth by providing customers superior value and service."



                                     -more-
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Page 3/Bell Atlantic, GTE and ALLTEL

         ALLTEL Chairman and CEO Joe Ford said, "This transaction is an innovative approach in finding solutions to remain ahead of the competitive curve in the fast-changing communications industry. It enhances ALLTEL's geographic market clusters and increases our customer base by 15 percent and will also enhance our ability to deliver additional bundled communications services at great value to our customers."
                                      ****

Bell Atlantic

         Bell Atlantic is at the forefront of the new communications and information industry. With more than 43 million telephone access lines and 10 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services, and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 23 countries.

GTE

         With 1999 revenues of more than $25 billion, GTE is a leading telecommunications provider with one of the industry's broadest arrays of products and services. In the United States, GTE provides local service in 28 states and wireless service in 18 states, as well as nationwide long-distance, directory, and internetworking services ranging from dial-up Internet access for residential and small-business consumers to Web-based applications for Fortune 500 companies. Outside of the United States, the company serves customers on five continents.

ALLTEL

         ALLTEL provides communications services to more than 8.5 million customers in 25 states and has information services clients in 55 countries and territories. ALLTEL is a customer-focused, information technology company that provides wireline and wireless communications and information services.

Vodafone AirTouch

         Vodafone AirTouch, based in the United Kingdom, is the world's largest mobile telecommunications company. It has mobile operations in 24 countries on five continents, with more than 31 million proportionate customers. In the United States, AirTouch serves more than 9 million proportionate cellular and PCS customers in 25 states and 22 of the top 30 U.S. markets, including Atlanta, Chicago, Dallas, Detroit, Houston, Los Angeles, Phoenix, San Diego, San Francisco and Seattle.


         Visit www.bellatlantic.com, www.gte.com, www.alltel.com and www.vodafone-airtouch-plc.com for information about the companies in this transaction.




                                     -more-
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Page 4/Bell Atlantic, GTE and ALLTEL

     Property List for Wireless Swaps between Bell Atlantic, GTE and ALLTEL

         The following charts provide detailed lists of the metropolitan and rural service areas (MSAs/RSAs) involved in the wireless transaction announced today by ALLTEL, Bell Atlantic and GTE:

                        Markets to Be Acquired by ALLTEL
--------- ---------------------------- ------------- ------------- -------------
MSA/RSA   Market                       '98 Net       % Owned       Current Owner
                                       POPs (K)
83        Mobile, AL                      542        100           GTE
26        Phoenix, AZ                   2,693        100           Bell Atlantic
77        Tucson, AZ                      834        100           Bell Atlantic
319       Coconino, AZ                    273        100           Bell Atlantic
322       Gila, AZ                        202        100           Bell Atlantic

22        Tampa, FL                     2,120        100           GTE
114       Lakeland, FL                    460        100           GTE
164       Fort Myers, FL                  401        100           GTE
127       Pensacola, FL                   393        100           GTE
167       Sarasota, FL                    313        100           GTE
211       Bradenton, FL                   243        100           GTE
360       Collier, FL                     141        61.6          GTE
361       Glades, FL                       84        100           GTE
362       Hardee, FL                      189        100           GTE
363       Citrus, FL                      241        100           GTE
370       Monroe, FL                        0 (200)  100           GTE

86        Albuquerque, NM                 634        100           Bell Atlantic
285       Las Cruces, NM                  131        76.3          Bell Atlantic

16        Cleveland, OH                 1,765        96.5          GTE
52        Akron, OH                       671        96.5          GTE
87        Canton, OH                      395        96.5          GTE
136       Loraine-Elyria, OH              277        96.5          GTE
586       Sandusky, OH                     21        100           GTE
587       Ashtabula, OH                    52         50           GTE

67        Greenville, SC                   76        10.8          GTE
227       Anderson, SC                     17        10.8          GTE

285       El Paso TX                      743        100           Bell Atlantic

          Property Total               13,911

                                     -more-


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Page 5/Bell Atlantic, GTE and ALLTEL

         Markets to Be Acquired by Bell Atlantic or GTE

----------------- ---------------------------- ------------- ------------------
MSA/RSA           Market                       '98 Net       % Owned by ALLTEL
                                               POPs (K)
----------------- ---------------------------- ------------- ------------------
1                 New York, NY                  1,639        10
34                Rochester, NY                   154        15
53                Syracuse, NY                    297        45

416               Jackson, IA                       8        7.1
195               Cedar Rapids, IA                185        100
296               Iowa City, IA                   104        100
201               Waterloo-Cedar Falls, IA        127        88.5
286               Dubuque, IA                      77        85

103               Peoria, IL                      345        100
396               Mercer, IL                      204        100
398               Mason, IL                        12        100

129               South Bend, IN                  312        100
223               Elkhart-Goshen, IN              175        100
96                Fort Wayne, IN                  111        25
404               Kosciusko, IN                   135        75
405               Huntington, IN                   29        20

546               Mineral, NV                      17        50
544               Lander, NV                       28        50
93                Las Vegas, NV                   851        72.2

84                Harrisburg, PA                  507        100
99                York, PA                        460        100
105               Lancaster, PA                   458        100
143               Johnstown, PA                   235        100
225               Altoona, PA                     131        100
251               Williamsport, PA                120        100
259               State College, PA               133        100
614               Potter, PA                       38        100
615               Bradford, PA                     28        100
619               Union, PA                       408        100
621               Bedford, PA                     142        100
622               Huntingdon, PA                   23        100
623               Lebanon, PA                     117        100
56                Northeast, PA                   520        79
616               Wayne, PA                        35        40
238               Sharon, PA                      119        96.9
612               Crawford, PA                    158        80
617               Lawrence, PA                    121        57.1

                                     -more-
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Page 6/Bell Atlantic, GTE and ALLTEL

58                Allentown, PA                   149        20.8
13                Pittsburgh, PA                   74        3.6
130               Erie, PA                         10        3.5
614               Potter, PA                       36        61.5
615               Bradford, PA                     35        50

                  Property Total                8,869


                                      -end-